SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 South 4th Street, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 868-4277

_______________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On March 25, 2014, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our majority shareholder and former officer and director, Taylor Edgerton. Pursuant to the Agreement, we transferred all assets related to our mineral exploration business, including our mining claims, to Mr. Edgerton. In exchange for this assignment of assets, Mr. Edgerton agreed to assume and cancel all liabilities relating to our former mineral exploration business. In addition, Mr. Edgerton returned 6,360,000 of his shares of common stock for cancellation. As a result of the Agreement, we are no longer pursuing the mineral exploration business. Going forward, our operations will focus exclusively on development and commercialization of the Get CUBED™ software platform and related intellectual property we acquired from Crackpot, Inc. on March 21, 2014. The Get CUBED™ mobile-first platform is a cloud-based, three-dimensional functional cube that appears on the screens of mobile device owners, allowing developers and users to present complex and contextual concepts in a clear and simple manner.

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Also on March 25, 2014, Mr. Edgerton agreed to transfer his remaining shares of common stock to eight purchasers for a total purchase price of approximately $20,000. The source of the consideration paid to Mr. Edgerton was the existing funds of the purchasers. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 25, 2014 by all persons who are beneficial owners of 5% or more of our voting securities. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 25,647,455 shares of Common Stock issued and outstanding.

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Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	David Doust 3826 S. Ashland Dr. Salt Lake City, UT 84109	2,500,000	9.75%
Common	Stephen White 353 E. Bonneville Ave. #125 Las Vegas, NV 89101	3,200,000	12.48%
Common	John McDonnell 1523 Barley Mill Rd Wilmington, DE 19807	2,500,000	9.75%
Common	Joseph White 353 E. Bonneville Ave. #805 Las Vegas, NV 89101	3,200,000	12.48%

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Current Report on Form 8-K filed March 6, 2014, Current Report on Form 8-K filed March 14, 2014, Current Report on Form 8-K filed March 24, 2014, Annual Report on Form 10-K filed February 12, 2014, and in the Company’s Registration Statement on Form S-1/A filed January 27, 2011, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBED, INC.

/s/ Douglas Shinsato

Douglas Shinsato
President, Chief Executive Officer

Date: March 26, 2014

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